                                                                    Exhibit 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 (expected to be filed by PLATINUM technology International, inc. on March 30, 1999) of our report dated January 19, 1998, for Mastering, Inc. included in PLATINUM technology International, inc.'s Current Report on Form 8-K dated August 4, 1998 and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP

Denver, Colorado
March 25, 1999